UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware		20-5336063
(State or other jurisdiction of incorporation)	001-33225 (Commission file number)	(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(364) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion of Board of Directors and Election of New Director

On July 29, 2021, the Board elected Earl Shipp as a director, effective immediately. Mr. Shipp will serve in the class of directors whose term expires at the Company’s 2024 Annual Meeting of Stockholders. Also on July 29, 2021, the Board increased the size of the Board from seven members to eight members. At this time, the Company has not made a determination regarding any Board committee assignment for Mr. Shipp.

Mr. Shipp most recently was Vice President of Operations for the U.S. Gulf Coast and Vice President for Texas Operations at Dow Inc. (NYSE:DOW), formerly known as The Dow Chemical Company, a materials science leader committed to delivering innovative and sustainable solutions for customers in packaging, infrastructure and consumer care. Mr. Shipp has over 38 years of domestic and international executive and non-executive leadership experience in manufacturing, operations, and strategic growth. Currently, Mr. Shipp serves on the Board of Directors of National Grid PLC (NYSE:NGG; London:NG), one of the world’s largest investor-owned utilities focused on providing transmission and distribution of electricity and gas to the United Kingdom of Great Britain, and in the U.S. states of New York, Massachusetts, New Hampshire, Rhode Island, and Vermont; and Olin Corporation (NYSE:OLN), a leading vertically integrated global manufacturer and distributor of chemical products, including chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid; and a leading U.S. manufacturer in production and distribution of law enforcement ammunition, small caliber military ammunition and components, and industrial cartridges.

Mr. Shipp holds a Bachelor’s Degree in Chemical Engineering from Wayne State University and graduated from The Consortium for Graduate Study in Management at Indiana University. Additionally, Mr. Shipp is a United States Coast Guard Licensed Captain.

Mr. Shipp will receive the standard compensation payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2021.

There are no arrangements or understandings between Mr. Shipp and any other person pursuant to which Mr. Shipp was selected as a director of the Company.  Neither Mr. Shipp nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears prior to the signature page of this report and is incorporated by reference herein.

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated August 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

By:	/s/ Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer

Dated: August 2, 2021